UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	RVSB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Retirements

On April 24, 2026, Riverview Bancorp, Inc. (the “Company”), and its financial institution subsidiary, Riverview Bank (the “Bank”), announced that on April 23, 2026, after serving four consecutive terms on the board of directors (“the Boards”) since 2015, Bradley J. Carlson, a member of the Boards, of both the Company and the Bank, would not stand for re-election at the Company’s 2026 Annual Meeting of Riverview Bancorp, Inc. (“Annual Meeting”). At that time, Mr. Carlson also intends to resign from the Bank’s board of directors. Mr. Calrson’s decision not to stand for re-election of the Boards was not a result of any disagreement with the Company pertaining to the Company’s operations, policies or practices.

Mr. Carlson has served on the Boards since December 17, 2014, and was formally elected to the board at the 2015 Annual Meeting. “It has been an honor and pleasure to serve on the boards and help the Company grow while it continues to serve our communities—just as it has for over 100 years,” said Mr. Carlson. “We thank Mr. Carlson for his service to our Boards by providing thoughtful and strategic oversight of the Company during those years,” said Gerald Nies, Chairman of the Board. Mr. Carlson has agreed to continue to serve as a director on the board of Riverview Trust Company, a wholly-owned subsidiary of the Bank after his resignation from the Boards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: April 24, 2026	/s/ David Lam
David Lam
Chief Financial Officer
(Principal Financial Officer)